Exhibit 99.1

[MCP LOGO]                         MINNESOTA CORN PROCESSORS, LLC

                                          901 NORTH HIGHWAY 59 MARSHALL, MN 56258-2744 PHONE:507-537-2676

              PRESS RELEASE

FOR RELEASE	CONTACT:	L. Dan Thompson (507) 537-2676
1200 CDT 09/05/02

MINNESOTA CORN PROCESSORS’ SHAREHOLDERS
APPROVE MERGER

     MARSHALL, MN, SEPTEMBER 5, 2002 — Minnesota Corn Processors, LLC (MCP) announced today that its shareholders approved the company’s merger with and into Archer-Daniels-Midland Company (ADM) at today’s special shareholders meeting.

     This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, business and future prospects, in addition to other statements using words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. These statements contain certain inherent risks and uncertainties. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, shareholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements, based on factors such as the following: fluctuations in worldwide commodities markets and the associated risks of hedging against such fluctuations; fluctuations in aggregate industry supply and market demand; general economic, business and market conditions in the various geographic regions and countries in which we manufacture and sell our products, including fluctuations in the value of local currencies and changes in regulatory controls regarding quotas, tariffs and biotechnology issues; and increased competitive and/or customer pressure in the corn refining industry. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of risk factors, see the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q or 8-K.

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